UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 10, 2009

ADVANCED TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-137863	68-0635064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 A Achimeir Street Ramat Gan, Israel	52587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-972-3-751-3707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 10, 2009, Advanced Technology Acquisition Corp. (the “Company”), received a notice from NYSE Alternext US LLC (the “Exchange”) indicating that the Company was not in compliance with Section 704 of the NYSE Alternext US LLC Company Guide (the “Company Guide”), because it did not hold an annual meeting of its stockholders during 2008.

In order to maintain its Exchange listing, the Company must submit a plan of compliance by March 10, 2009 advising the Exchange of action it has taken, or will take, that would bring it into compliance with Section 704 of the Company Guide by August 11, 2009.  The Corporate Compliance Department of the Exchange will evaluate the plan and make a determination as to whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards by August 11, 2009, in which case the plan will be accepted.  If the plan is accepted, the Company may be able to continue its listing during the plan period up to August 11, 2009, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.  If the Company does not submit a plan, if the Company submits a plan that is not accepted or if the plan is accepted but the Company is not in compliance with the continued listing standards at the conclusion of the plan period or does not make progress consistent with the plan during the plan period, the Company may become subject to delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

The Company intends to submit a plan to the Exchange, but has not yet determined what action it will take in response to the notice.

Item 9.01  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 17, 2009, issued by Advanced Technology Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2009	ADVANCED TECHNOLOGY ACQUISITION CORP.

	By:	/s/ Ido Bahbut
Name: Ido Bahbut
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 17, 2009, issued by Advanced Technology Acquisition Corp.